Exhibit 10.1

Final Form

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 19, 2026, by and among (i) SVRE Holdings Ltd., a business company limited by shares incorporated under the laws of British Virgin Islands (the “Company”), and (ii) the undersigned stockholder (the “Stockholder”) of USA Rare Earth Inc. (“Parent”), in such Person’s capacity as a stockholder of Parent, and not in his or her capacity as a director or officer of Parent. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Merger Agreement (as defined below).

WHEREAS, Parent, Company and Middlebury Merger Sub Ltd., a business company limited by shares incorporated under the law of the British Virgin Islands and an indirect wholly-owned Subsidiary of Parent (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of April 19, 2026 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”).

WHEREAS, the Stockholder is the record or beneficial owner of the number of (i) shares of common stock, par value $0.0001 per share of Parent (“Parent Common Stock”) and / or (ii) shares of preferred stock, par value of $0.001 per share of Parent (“Parent Preferred Stock”, together with Parent Common Stock, “Parent Stock”) set forth opposite the Stockholder’s name on Schedule A hereto (the “Existing Shares” and together with any shares of Parent Stock or other capital stock of Parent and any securities convertible into or exchangeable for shares of Parent Stock or other capital stock of Parent, in each case that are acquired by the Stockholder during the term of this Agreement, collectively, the “Shares”);

WHEREAS, as of the date hereof, upon the terms and subject to the conditions herein, the Stockholder has determined to vote in favor of the transactions contemplated in the Merger Agreement including the issuance of Parent Stock pursuant to the Merger Agreement, and has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Agreement to Vote.

During the term of this Agreement, at any meeting of the stockholders of Parent, however called (whether annual or special and each adjourned or postponed meeting, and including the Parent Stockholder Meeting) (each such meeting of the stockholders of Parent, a “Stockholders Meeting”), the Stockholder irrevocably and unconditionally agrees that he or she shall, in each case to the fullest extent that such matters are submitted for the vote of the Stockholder in a Stockholders Meeting and that the Shares are entitled to vote thereon, (i) appear at each Stockholders Meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum, and (ii) vote (or cause to be voted) all of the Shares, and cause any holder of record of the Shares to vote all such Shares, in person or by proxy, and not to withdraw any such vote with respect to the Shares in favor of, (A) the transactions contemplated by the Merger Agreement (including the issuance of Parent Common Stock pursuant to the Merger Agreement), and (B) the approval of any proposal to adjourn or postpone any Stockholders Meeting to a later date if there are not sufficient votes to obtain the Parent Stockholder Approval on the date on which a Stockholders Meeting (including the Parent Stockholder Meeting) is held.

2.	Representations and Warranties and Covenants of Stockholder.

The Stockholder represents, warrants, covenants and/or agrees as follows:

(a) Ownership. The Stockholder is the record or beneficial owner of the Existing Shares. Except for the Existing Shares, the Stockholder is not the beneficial or registered owner of any other shares of Parent Stock or rights to acquire shares of Parent Stock as of the date hereof. The Stockholder has and will have, at all times, sole title to the Existing Shares, free and clear of any Liens, other than those imposed by applicable securities Laws, and sole voting power. For purposes of this Agreement, the term “beneficial ownership” and correlative terms shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.

(b) Restrictions on Transfer. During the term of this Agreement, the Stockholder will not, directly or indirectly, transfer, or grant or create a Lien in or upon, any of the Shares; provided, however, that, the Stockholder may transfer or grant the Shares (i) by gift to (A) a member of such Stockholder’s immediate family or (B) to a trust, the beneficiary of which is the Stockholder, a member of such Stockholder’s immediate family, an affiliate of such Stockholder or to a charitable organization (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), or (ii) by virtue of laws of descent and distribution upon death of such Stockholder or pursuant to a qualified domestic order, divorce settlement, divorce decree or domestic separation agreement, in each case, subject to any such transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder.

(c) Authority. The Stockholder has full legal capacity to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No consent or approval of Stockholder’s spouse is necessary under any “community property” or other Laws in order for Stockholder to enter into and perform his or her obligations under this Agreement.

(d) Absence of Litigation. There is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder before or by any third party or Governmental Authority that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

3.	Capacity.

With respect to the terms of this Agreement relating to the Shares, this Agreement relates solely to the capacity of the Stockholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect or prevent the exercise by the Stockholder of his or her responsibilities as a director or officer of Parent (including any fiduciary duties), as applicable, to the extent permitted by the Merger Agreement.

4.	Term; Termination.

The term of this Agreement shall commence on the date hereof. This Agreement shall terminate upon the earlier of (i) the Effective Time, or (ii) termination of the Merger Agreement in accordance with Article 7 of the Merger Agreement. Other than as provided for herein, following the termination of this Agreement, there shall be no further liabilities or obligations hereunder on the part of the Stockholder or Company, or their respective Representatives, except that nothing in this Section 4 and no termination of this Agreement shall relieve any party hereto from any liability for fraud, intentional misconduct or breach of this Agreement.

5.	Stop Transfer Order.

In furtherance of this Agreement, as soon as practicable after the date hereof, the Stockholder shall hereby authorize and instruct Parent to instruct its transfer agent to enter a stop transfer order with respect to all of Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 4 hereof and the Stockholder agrees and that this Agreement places limits on the voting of the Shares subject to the provisions of this Agreement.

6.	Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or otherwise breached, that money damages or other legal remedies would not be an adequate remedy for any such damage and each of Company and the Stockholder agrees that the other party hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breach of this Agreement or to enforce specifically the performance of this Agreement and the terms and provisions hereof (without proof of damages) in the Chosen Courts (defined below), in addition to any other remedy to which they are entitled pursuant hereto or at law or in equity. Each party agrees that no other party or Person shall be required to obtain, furnish, post or provide any bond or other security or instrument in connection with any remedy referred to in this Section 6, and each party irrevocably waives any right that it may have to require the obtaining, furnishing, posting or provision of any such bond or other security or instrument and waives any defense in any action for specific performance that a remedy at law would be adequate.

7.	Amendments; Waivers.

This Agreement may not be amended or waived except by an instrument in writing signed on behalf of each of the parties hereto.

8.	Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Court of Chancery of the state of Delaware, or, solely to the extent such court declines jurisdiction or does not have subject matter jurisdiction, any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably consents to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.

9.	Expenses.

Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, regardless of whether the transactions contemplated by the Merger Agreement are actually consummated.

10.	Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing by e-mail transmission (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) with respect to the Company, the applicable address set forth in Section 10.8 of the Merger Agreement, and (ii) with respect to the Stockholder, at the address for the Stockholder on Schedule A.

(b) All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

11.	Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

12.	Counterparts.

This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

13.	No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares or to create or form a “group” for purposes of the Exchange Act. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and the Company shall not have any authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

14.	Entire Agreement.

This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments as contemplated by or referred to herein or therein or annexed hereto or thereto (including any exhibits and schedules hereto or thereto), constitutes the entire agreement among the parties hereof and supersedes all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (except for any confidentiality, no-use or restrictive covenant agreements that the Stockholder may have entered into previously, which shall remain in full force and effect).

15.	Interpretation.

The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

SVRE HOLDINGS LTD.

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

Stockholder

Name: [●]

[Signature page to Voting and Support Agreement]

SCHEDULE A
Number of Shares and Notice Information

Name	Shares
[●]	[●] shares of [Parent Common Stock / Parent Preferred Stock]

Address for notices:

Name:___________________________

Street:___________________________

City, State:___________________________

Zip Code:___________________________

Telephone:___________________________

Fax:___________________________

Email:___________________________